UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ENGELHARD CORPORATION
(Name of Registrant as Specified In Its Charter)
________________________________________________________________
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On May 17, 2006, the Company issued the following press release.

Contact Mark O’Connor (Media) 610-594-9950 Engelhard Corporation 101 Wood Avenue, P.O. Box 770 Iselin, NJ 08830-0770

For immediate release

ENGELHARD, ADVAN REACH U.S. DISTRIBUTION AGREEMENT FOR SURROUND® CROP PROTECTANT

ISELIN, NJ, MAY 17, 2006 - Advan LLC will exclusively distribute Engelhard Corporation’s Surround® crop protectant products in specialty agriculture markets in the US, the two companies announced today.

Sales forces from the two organizations will join forces to form a single Advan sales team, thereby increasing representation for both Surround and Advan products.

“We view this as a very positive step forward for our efforts in the U.S. market,” said Peter Barrows, Engelhard’s director, crop protectants. “By combining forces with Advan, Surround benefits from increased representation in specialty U.S. agricultural markets. Also, Surround compliments Advan’s product offerings to integrated pest management (IPM), organic and conventional growers.”

A close working relationship is anticipated between Advan and Engelhard, with Engelhard continuing to provide regulatory support, manufacturing, marketing, advertising, and R&D for Surround, and Advan managing sales and assuming responsibility for customer service and logistics.

The resulting enhanced portfolio and sales team is expected to spur growth for both Surround and Advan.

“This is a significant first step along the path of working with organizations like Engelhard,” said Tim Damico, Advan’s chief operating officer.” Surround is an excellent product that can be incorporated into our existing portfolio of niche products and allow Advan to exercise its unique marketing talents. We see this partnership with Engelhard as one plus one adding up to three.”

Surround® crop protectant is based on specially engineered kaolin, an inert, white mineral that has been used in food products. It is registered with the U.S. Environmental Protection Agency and state authorities and is listed for use in organic production by the Organic Materials Review Institute.

Engelhard Corporation is a surface and materials science company that develops technologies to help customers improve their products and processes. A Fortune 500 company, Engelhard is a world-leading provider of technologies for environmental, process, appearance and performance applications. For more information, visit Engelhard on the Internet at www.engelhard.com.

Advan LLC is a 50:50 JV between the US subsidiaries of Mitsui & Co. of Japan (Certis USA) and the Sipcam-Oxon Groups of Italy (Sipcam Agro USA). Headquartered in Roswell, GA and operated from Columbia, MD, Advan LLC supplies crop protection products that fill specialty niches in the U.S. and Mexico agricultural and horticultural markets. For more information about Advan and its product line, please visit www.advanLLC.com or contact Advan customer service at 800-250-5024.

Forward-Looking Statements. This announcement contains forward-looking statements. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and similar terms and phrases, including references to assumptions. These forward-looking statements involve risks and uncertainties, internal and external, that may cause Engelhard’s actual future activities and results of operations to be materially different from those suggested or described in this announcement. For a more thorough discussion of these factors, please refer to “Forward-Looking Statements” (excluding the first sentence thereof), “Risk Factors” and “Key Assumptions” on pages 34, 35 and 38, respectively, of Engelhard’s 2005 Annual Report on Form 10-K, dated March 3, 2006. Please also refer to “Forward-Looking Statements” and “Key Assumptions” contained in the investor presentation captioned “Recapitalization Plan” filed as an exhibit on Form 8-K, dated April 26, 2006, and “Forward-Looking Statements” in the Offer to Purchase filed as an exhibit to Schedule TO, dated May 5, 2006, for additional information regarding such risks, uncertainties and contingencies.

Investors are cautioned not to place undue reliance on any forward-looking statement, which speaks only as of the date made, and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results due to the risks and uncertainties described above, as well as others that Engelhard may consider immaterial or do not anticipate at this time. The foregoing risks and uncertainties are not exclusive and further information concerning Engelhard and its businesses, including factors that potentially could materially affect its financial results or condition, may emerge from time to time. Investors are advised to consult any further disclosures Engelhard makes on related subjects in Engelhard’s future periodic and current reports and other documents that Engelhard files with or furnishes to the Securities and Exchange Commission (“SEC”).

No Offer or Solicitation. This announcement does not constitute an offer or invitation to purchase nor a solicitation of an offer to sell any securities of Engelhard. The self-tender offer by Engelhard, announced on April 26, 2006, commenced on May 5, 2006. Any offers to purchase or solicitation of offers to sell will be made only pursuant to a tender offer statement (including an offer to purchase, a letter of transmittal and other offer documents) filed by Engelhard (“Engelhard’s Tender Offer Statement”) with the SEC on May 5, 2006. ENGELHARD’S SHAREHOLDERS ARE ADVISED TO READ ENGELHARD’S TENDER OFFER STATEMENT AND ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Additional Information and Where to Find It. Engelhard filed with the SEC and mailed to its shareholders a definitive Proxy Statement on Form 14A relating to the 2006 annual meeting of shareholders and the election of directors (the “2006 Proxy Statement”) and other important information on May 12, 2006. Engelhard and its directors and certain of its officers may be deemed, under SEC rules, to be participants in soliciting proxies from Engelhard’s shareholders. Information regarding the names of Engelhard’s directors and executive officers and their respective interests in Engelhard by security holdings or otherwise is set forth in the 2006 Proxy Statement. Additional information regarding the interests of such persons is included in the 2006 Proxy Statement and other relevant in connection with Engelhard’s 2006 annual meeting of shareholders that have been filed with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE 2006 PROXY STATEMENT AND OTHER MATERIALS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. On January 9, 2006, BASF filed a Tender Offer Statement on Schedule TO, which has been amended (the “BASF Tender Offer Statement”). In response to the BASF Tender Offer Statement, Engelhard has filed certain materials with the SEC, including the Schedule 14D-9 filed on January 23, 2006, and which has been amended (the “Schedule 14D-9”).

Investors and security holders may obtain a free copy of Engelhard’s Tender Offer Statement, Schedule 14D-9, 2005 Proxy Statement, 2006 Proxy Statement, BASF’s Tender Offer Statement and other documents filed by Engelhard or BASF with the SEC at the SEC's website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of each of the Schedule 14D-9, 2005 Proxy Statement, 2006 Proxy Statement, Engelhard’s Tender Offer Statement, as well as Engelhard’s related filings with the SEC, from Engelhard by directing a request to Engelhard Corporation, 101 Wood Avenue, Iselin, New Jersey 08830, Attention: Investor Relations or at 732-205-5000, or from MacKenzie Partners, Inc. by calling 1-800-322-2885 toll free or at 1-212-929-5500 collect or by e-mail at Engelhard@mackenziepartners.com.

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